EXHIBIT 23.01

[Letterhead of Sturn Wagner Lombardo & Company, LLC]

Consent of:
Sturn Wagner Lombardo & Company, LLC

               We consent to the incorporation by reference of our report dated June 27, 2003 (except with respect to the matters discussed in Note 13, as to which the date is September 11, 2003), filed as an exhibit to  Puroflow Incorporated's Current Report on Form 8-K dated  July 17,2003.

/s/ Sturn Wagner Lombardo & Company, LLC
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     Sturn Wagner Lombardo & Company, LLC

Annapolis, Maryland
September 19, 2003